UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2012

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 25, 2012, Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Platinum-Montaur Life Sciences LLC, a Delaware limited liability company (“Montaur”), pursuant to which Montaur agreed to make a non-revolving draw credit facility available to the Company in an initial aggregate principal amount of $15,000,000 (the “Draw Credit Maximum Amount”). Contemporaneously with the execution of the Loan Agreement the Company delivered a Promissory Note, dated July 25, 2012, to Montaur (the “Note”). Pursuant to the terms of the Loan Agreement and the Note, the Company may make an aggregate principal amount of draws which do not exceed the Draw Credit Maximum Amount. The Company may not re-borrow the amount of any repaid draw. The Draw Credit Maximum Amount available pursuant to the Loan Agreement will increase from $15,000,000 to $35,000,000, without further action or approval by Montaur, upon the approval by the United States Food and Drug Administration (the “FDA”) of the Company’s new drug application for Lymphoseek®, the Company’s novel radiopharmaceutical imaging agent intended for use by surgeons in lymphatic mapping procedures associated with solid tumor cancers. At any time following the approval of the new drug application for Lymphoseek by the FDA, Montaur may, in its sole discretion, increase the Draw Credit Maximum Amount to a maximum of $50,000,000, subject to (1) the execution by the Company of an additional promissory note in form satisfactory to Montaur and (2) to the Company’s grant of collateral satisfactory to Montaur to secure the Company’s obligations under the Loan Agreement. The principal balance of each draw made under the Loan Agreement will bear interest from the applicable draw date at a rate equal to the greater of: (1) the United States prime rate as reported in The Wall Street Journal (the “Prime Rate”) plus 6.75%; (2) 10.0%; and (3) the highest rate of interest then payable by the Borrower pursuant to the Loan and Security Agreement, dated as of December 29, 2011,by and between the Company and Hercules Technology II L.P., and the “Loan Documents” referred to therein, plus 0.125%. Interest payable by the Company will compound monthly.

The Company will make interest-only payments on the principal amount due in connection with each draw on the first business day of each month until the maturity date for such draw. With respect to each draw, the maturity date will occur on the earlier of (1) the day that is two years following the day such draw was funded by Montaur and (2) June 30, 2016. The Company has the right to permanently prepay any draw, in whole or in part. Montaur may accelerate the payment terms of all outstanding draws upon the occurrence of certain events of default set forth and described in the Loan Agreement.

The foregoing description of the terms of the Loan Agreement and the Note is qualified in its entirety by reference to the full text of each of the Loan Agreement and the Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 are incorporated by reference into this item.

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Item 8.01.   Other Events.

On July 26, 2012, the Company issued a press release announcing that Montaur will provide the Company a credit facility of up to $50,000,000. A copy of the complete text of the Company’s July 26, 2012, press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number		Exhibit Description

10.1	*	Loan Agreement, dated July 25, 2012, by and between Navidea Biopharmaceuticals, Inc., and Platinum-Montaur Life Sciences LLC.

10.2	*	Promissory Note, dated July 25, 2012, made by Navidea Biopharmaceuticals, Inc. in favor of Platinum-Montaur Life Sciences LLC.

99.1	*	Navidea Biopharmaceuticals, Inc. press release dated July 26, 2012, entitled “Navidea Biopharmaceuticals Announces $50 Million Credit Facility with Platinum-Montaur Life Sciences.”

*Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: July 30, 2012	By:	/s/Brent L. Larson
Brent L. Larson, Senior Vice President and
Chief Financial Officer

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